                                                                EXHIBIT 10.8.2

                 WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT
                 -----------------------------------------------


     THIS WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT ("WAIVER AND AMENDMENT"), dated as of September 30, 1996, is entered into by and among WESTERN STAFF SERVICES, INC. (the "BORROWER"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for itself and the Banks (the "AGENT"), and the several financial institutions party to the Credit Agreement (collectively, the "BANKS").

                                    RECITALS
                                    --------

          A. The Borrower, Banks, and Agent are parties to a Credit Agreement dated as of February 21, 1996, and an amendment thereto dated as of June 9, 1996 (collectively, the "CREDIT AGREEMENT") pursuant to which the Agent and the Banks have extended certain credit facilities to the Borrower.

          B. The Borrower has reported to the Agent and the Banks the existence of certain events of default under the Credit Agreement. The Borrower has requested that the Banks waive certain events of default and agree to certain amendments of the Credit Agreement.

          C. The Banks are willing to waive certain defaults under the Credit Agreement, and to amend the Credit Agreement, subject to the terms and conditions of this Waiver and Amendment.

          NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. DEFINED TERMS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to them in the Credit Agreement.

          2.   DEFAULTS AND WAIVER.

               (a) For purposes of this Waiver and Amendment, the "Existing Defaults" shall mean:

                    (i) the default existing on this date under Section 8.04 of the Credit Agreement solely as a consequence of an investment by the Borrower in the amount of Five Thousand Dollars ($5,000) in a new subsidiary incorporated in Kansas and known as Western Staff Services
          (Guam), Inc.;

                    (ii) the default existing on this date under Section 8.08 of the Credit Agreement solely as a consequence of the issuance by the Borrower of its guaranty in the approximate amount of One Hundred Seventy Five Thousand Dollars ($175,000) in support of


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          certain lease obligations of Gain Personnel Limited, a recently-
          acquired subsidiary of the Borrower located in New Zealand;

                   (iii) the default existing on this date under Subsection 8.08(c) of the Credit Agreement solely as a consequence of the Borrower's failure to obtain release of a guaranty supporting the indebtedness of Western Video Images, Inc. to MetLife Capital Corporation; and

                    (iv) the default existing on this date under Subsection 9.01(c) of the Credit Agreement consisting of the Borrower's failure to comply with the financial covenants set forth in Section 8.14 through 8.18 of the Credit Agreement solely as a consequence of the Borrower's completion of an initial public offering of its capital stock.

               (b) Subject to and upon the terms and conditions hereof, the Banks hereby waive the Existing Defaults.

               (c) Nothing contained herein shall be deemed a waiver of (or otherwise affect the Agent's or the Banks' ability to enforce) any other default or Event of Default, including without limitation (i) any default or Event of Default as may now or hereafter exist and arise from or otherwise be related to the Existing Defaults (including without limitation any cross-default arising under the Credit Agreement by virtue of any matters resulting from the Existing Defaults), and (ii) any default or Event of Default arising at any time after the Effective Date and which is the same as any of the Existing Defaults.

          3.   AMENDMENTS TO CREDIT AGREEMENT.

               (a)  The definition of "Consolidated Tangible Net Worth" in
     Section 1.01 of the Credit Agreement shall be amended to read as follows in its entirety:

          "CONSOLIDATED TANGIBLE NET WORTH" means, as of any date, the sum of
          (a) Consolidated Total Assets, PLUS (b) subordinated indebtedness of the Borrower or any Subsidiary, LESS (c) intangible assets,(including, without limitation, trade names, trademarks, copyrights, covenants not to compete, organization costs, goodwill, investments in Affiliates, and loans, advances, notes and accounts receivable from shareholders, Affiliates and Franchisees) of the Borrower and its Subsidiaries, as determined and computed in accordance with GAAP, or as otherwise permitted in this Agreement LESS (d) Consolidated Total Liabilities.


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               (b)  The definition of "Fixed Charge Coverage Ratio" in Section
     1.01 of the Credit Agreement shall be amended to read as follows in its entirety:

               "FIXED CHARGE COVERAGE RATIO" as determined on the last day of any fiscal quarter on a consolidated basis for the Borrower and its subsidiaries, means the ratio obtained by dividing (a) the sum of (1) NPAT, PLUS (2) Non Cash Charges, PLUS (3) Interest Expense, PLUS (4) Operating Lease Expense, LESS (5) Permitted Dividends and other cash dividends paid during the preceding four (4) fiscal quarters (but excluding the Five Million Dollar ($5,000,000) dividend payment made to existing shareholders in April, 1996), by (b) the sum of (1) Scheduled Debt, PLUS (2) Interest Expense, PLUS (3) Operating Lease Expense, PLUS (4) 12-1/2% of Revolving Loans and L/C Obligations outstanding as of the date of determination. For purposes of this definition, the following capitalized terms have the meanings indicated:

                    "NPAT", as determined on the last day of any fiscal quarter, means the amount of gross revenues for the preceding four (4) fiscal quarters, LESS all expenses and taxes for such period, as determined and computed in accordance with GAAP. It is provided, however, that NPAT for the fiscal year ending November 2, 1996, shall not include the one-time deferred tax charge resulting from the Borrower's conversion from an S corporation to a C corporation during the 1996 fiscal year.

                    "NON-CASH CHARGES", as determined on the last day of any
               fiscal quarter, means the amount equal to the sum of (a) depreciation for the preceding four (4) fiscal quarters, PLUS (b) amortization for the preceding four (4) fiscal quarters, PLUS
               (c) loss on sale of assets for the preceding four (4) fiscal quarters, LESS (d) gain on sale of assets for the preceding four
               (4) fiscal quarters.

                    "INTEREST EXPENSE", as determined on the last day of any
               fiscal quarter, means the amount of interest paid during the preceding four (4) fiscal quarters as determined and computed in accordance with GAAP.

                    "OPERATING LEASE EXPENSE", as determined on the last day of any fiscal quarter, means the amount of operating lease payments made during the preceding four (4) fiscal quarters as determined and computed in accordance with GAAP.

                    "SCHEDULED DEBT", as determined on the last


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               day of any fiscal quarter, means the total amount of scheduled repayments with respect to the "Current Portion of Long-Term Debt" ("CURRENT PORTION OF LONG TERM DEBT" means, as of any date, obligations for the repayment of borrowed money which are scheduled to be paid within one fiscal year from such date) and deferred tax liabilities resulting from the Borrower's conversion from an S corporation to a C corporation required to be paid over the upcoming four (4) fiscal quarters following such date. For purposes of calculating the Fixed Charge Coverage Ratio for any fiscal quarter falling within the 1997 fiscal year, the Current Portion of Long Term Debt shall be determined without taking into consideration any Excess Acquisition Financing obtained after October 1, 1996.

               (c)  A new definition of "Minor Acquisition" is added to Section
     1.01 of the Credit Agreement reading as follows:

               "MINOR ACQUISITION" has the meaning specified in Section 8.11.

               (d) The definition of "Term Maturity Date" in Section 1.01 of the Credit Agreement shall be amended by substituting "September 30, 2003" for "March 31, 2003".

               (e) Subsection 2.01(a) of the Credit Agreement shall be amended by substituting "September 30, 1997" for "March 31, 1997".

               (f) Subsection 2.03(a) of the Credit Agreement shall be amended by substituting "11:00 a.m." for "10:00 a.m." in the first place where such time appears therein.

               (g) Subsection 2.03(b) of the Credit Agreement shall be amended by substituting "12:00 noon" for "11:30 a.m.".

               (h) Subsection 2.03(e) of the Credit Agreement shall be amended by substituting "eight (8)" for "five (5)".

               (i) Subsection 2.04(b) of the Credit Agreement shall be amended by substituting "11:00 a.m." for "10:00 a.m.".

               (j) Subsection 2.06 of the Credit Agreement shall be amended by substituting "11:00 a.m." for "10:00 a.m.".

               (k) Subsection 2.07(b) of the Credit Agreement shall be amended to read as follows in its entirety:


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                    (b)  EXCESS ACQUISITION FINANCING.  If on or after October
          1 1996, the Borrower or any of its Subsidiaries shall obtain Acquisition Financing in excess of the amount, of any Acquisition Financing outstanding as of September 30, 1996, (such amount in excess of the amount outstanding as of September 30, 1996 being referred to herein as the "EXCESS ACQUISITION FINANCING"), then the Borrower shall promptly notify the Agent of such Excess Acquisition Financing, and
          (i) if the Excess Acquisition Financing is obtained pursuant to an Acquisition completed on or before September 30, 1997, the Aggregate Term Commitment shall be automatically reduced by the amount of such Excess Acquisition Financing, and the Borrower shall promptly prepay the portion of any outstanding Term Loans which exceed the Aggregate Term Commitment as reduced, or (ii) if the Excess Acquisition Financing is obtained pursuant to an Acquisition completed after September 30, 1997, the Borrower shall promptly prepay outstanding Term Loans in an aggregate amount equal to the amount, if any, by which such Excess Acquisition Financing (plus the amount of any Acquiree Indebtedness resulting from the same Acquisition) exceeds the Unutilized Aggregate Term Commitment. The prepayments required under clause (ii) shall be applied to the Term Loans in the inverse order of their stated maturity.

               (l) Subsection 2.07(c) of the Credit Agreement shall be amended to read as follows in its entirety:

                    (c) ACQUIREE INDEBTEDNESS. If any Acquiree Indebtedness results following an Acquisition by the Borrower or any of its subsidiaries (other than Acquiree Indebtedness secured by purchase money security interest in the Property of the Acquiree to the extent such security interests are permitted under clause (ii) of Subsection 8.11(d) and so long as the principal amount of Indebtedness of all Acquirees secured by such purchase money security interests do not exceed One Million Dollars ($1,000,000) in the aggregate at any one time), then the Borrower shall promptly notify the Agent of such Acquiree Indebtedness and (i) if the Acquiree Indebtedness results from an Acquisition which is completed on or before September 30, 1997, the Aggregate Term Commitment shall be automatically reduced by the amount of such Acquiree Indebtedness, and the Borrower shall promptly prepay the portion of any outstanding Term Loans which exceed the Aggregate Term Commitment as reduced, or (ii) if the Acquiree Indebtedness results from an Acquisition which is completed after September 30, 1997, the Borrower shall promptly prepay outstanding Term Loans in an aggregate amount equal to the amount, if any, by which such Acquiree Indebtedness exceeds the Unutilized

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          Aggregate Term Commitment; PROVIDED, THAT, if with respect to an
          Acquisition completed after September 30, 1997, Acquiree Indebtedness and Excess Acquisition Financing result from the same Acquisition, the amount of the required prepayment of outstanding Term Loans shall be determined pursuant to clause (ii) of subsection 2.07(b). The prepayments required under clause (ii) shall be applied to the Term Loans in the inverse order of their stated maturity.

               (m) Subsection 2.08(a) of the Credit Agreement shall be amended by substituting "September 30, 1997" for "March 31, 1997" and by substituting "October 31, 1997" for "April 30, 1997".

               (n) Subsection 7.02(c) of the Credit Agreement shall be amended by the addition of the following to the end of that subsection:

          it is provided, however, that the Banks accept the Borrower's delivery of a CPA letter dated April 26, 1996, from Price Waterhouse LLP to the Audit Committee in lieu of a management letter for the fiscal year ending October 28, 1995.

               (o) Subsection 7.11(b) of the Credit Agreement shall be amended to read as follows in its entirety:

                    (b) Term Loans shall be used to finance Acquisitions in compliance with the provisions of Section 8.11 (including the refinance of the cash portion of Non-Stock Consideration paid for Acquisitions made after November 1, 1995), to repay Acquisition Financing (including Acquisition Financing existing on the Closing
          Date), and to repay the principal balance of the term loan outstanding under the Existing Credit Agreement; and

               (p) Section 8.02 of the Credit Agreement shall be amended by the addition of a new subsection (f) thereto reading as follows:

                    (f) any transfers of Property between or among domestic Subsidiaries of the Borrower; PROVIDED, THAT the domestic Subsidiary which is the transferee of the Property is a Guarantor or, prior to the occurrence of any such transfer of Property, executes and delivers a guaranty, security agreement, and such other documentation as may be reasonably requested by Banks pursuant to the provisions of Section 7.13.

               (q) Subsection 8.04(e) of the Credit Agreement shall be amended to read as follows in its entirety:

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                    (e)  loans to and investments in foreign Subsidiaries or
          Affiliates in an aggregate amount not exceeding Four Million Six Hundred Thousand Dollars ($4,600,000) at any one time; provided, however, that if Western Staff Services Pty. Ltd., Australia, enters into the proposed contract with Telstra Corporation Limited, the foregoing limit shall be increased to Eight Million Dollars ($8,000,000);

               (r) Section 8.04 of the Credit Agreement shall be amended by the addition of a new subsection (k) thereto reading as follows:

                    (k) investments in new domestic Subsidiaries or Affiliates in an aggregate amount not exceeding ONE Hundred Thousand Dollars ($100,000) at any one time.

               (s) Subsection 8.05(h) of the Credit Agreement shall be amended by the addition of the following sentence to the end of subsection (h):

          It is provided, however, that the requirements of clause (ii) above shall not apply with respect to Acquiree Indebtedness secured by purchase money security interest in the Property of the Acquiree to the extent such security interests are permitted under clause (ii) of Subsection 8.11(d) and so long as the principal amount of Indebtedness of all Acquirees secured by such purchase money security interests do not exceed One Million Dollars ($1,000,000) in the aggregate at any one time.

               (t) Subsection 8.08(c) shall be amended to read as follows in its entirety:

                    (c) Contingent Obligations of the Borrower and its Subsidiaries existing as of the Closing Date and listed in SCHEDULE 8.08; PROVIDED, HOWEVER, that the existing guaranty issued by the Borrower in support of the obligations of Western Video Images to MetLife Capital Corporation shall be released no later than November 30, 1996;

               (u) Section 8.08 of the Credit Agreement shall be amended by the addition of new subsections (f) and (g) thereto reading as follows:

                    (f) guaranties of performance from time to time executed by the Borrower in respect of the obligations of its Subsidiaries arising under real property leases entered into by its Subsidiaries; and

                    (g) additional Contingent Obligations of the Borrower and its Subsidiaries in an aggregate amount

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          not exceeding Three Hundred Thousand Dollars ($300,000) at any one
          time.

               (v) Subsection 8.11(b) of the Credit Agreement shall be amended by substituting "fiscal year" for "twelve (12) month period".

               (w) Subsection 8.11(d) of the Credit Agreement shall be amended to read as follows in its entirety:

                    (d) The assets of Acquiree shall not be subject to any Liens as of the Acquisition date, other than (i) Permitted Liens of the types described in subsections 8.01(c), 8.01(d) and 8.01(e), and
          (ii) purchase money security interests on any Property acquired or held by the Acquiree in the Ordinary Course of Business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such Property, PROVIDED THAT the principal amount of Indebtedness of all Acquirees secured by such purchase money security interests shall not exceed One Million Dollars ($1,000,000) in the aggregate at any one time.

               (x) Subsection 8.11(j) of the Credit Agreement shall be amended by substituting "September 30, 1997" for "March 31, 1998" and by substituting "Twenty Seven Million Dollars ($27,000,000)" for "Fifteen Million Two Hundred Thousand Dollars ($15,200,000)".

               (y) Section 8.11 of the Credit Agreement shall be amended by the addition of the following to the end of that section:

          For the purpose of determining the aggregate amount of Non-Stock Consideration and Stock Consideration paid by the Borrower and its Subsidiaries for an Acquisition, the aggregate amount of such consideration shall include the estimated value of the "contingent earnout" to be paid to the seller on the basis of the Acquiree's future performance.

          Notwithstanding the foregoing, the conditions set forth in subsections
          (b), (c) and (h) above shall not be applicable to a Minor Acquisition, provided that the aggregate amount of Non-Stock Consideration and Stock Consideration paid by the Borrower and its Subsidiaries for all Minor Acquisitions made after June 30, 1996, does not exceed Two Million Six Hundred Thousand Dollars ($2,600,000). A "MINOR ACQUISITION" means an Acquisition for an aggregate amount of Non-Stock Consideration and Stock Consideration of Seven Hundred Fifty Thousand Dollars ($750,000) or less.


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               (z)  Section 8.12 of the Credit Agreement shall be amended by the addition of the following sentence to the end of that section:

          It is further provided that, notwithstanding the foregoing restrictions, any wholly-owned Subsidiary of the Borrower may declare and make dividend payments to the Borrower, whether in cash or in the form of other Property of the Subsidiary.

               (aa) The second sentence of Section 8.13 of the Credit Agreement shall be amended to read as follows:

          For purposes of computing compliance with this section, (a) the unused portion of permitted Capital Expenditures shall not be carried forward from one fiscal year to a succeeding fiscal year, and (b) fixed or capital assets acquired through Acquisitions completed on or before September 30, 1997, shall not be included in the foregoing limitations.

               (bb) Section 8.14 of the Credit Agreement shall be amended by substituting "1.35:1.0" for "1.15:1.0".

               (cc) Section 8.15 of the Credit Agreement shall be amended to read as follows in its entirety:

                    8.15 CONSOLIDATED TANGIBLE NET WORTH. The Borrower shall not permit its Consolidated Tangible Net Worth to be less than:

                    (a) as determined on November 1, 1996, Thirty-Four Million Dollars ($34,000,000); and

                    (b) as determined on January 25, 1997, Sixteen Million Five Hundred Thousand Dollars ($16,500,000); and

                    (c) as determined on April 18, 1997, Eighteen Million Five Hundred Thousand Dollars ($18,500,000); and

                    (d) as determined on July 12, 1997, Twenty Million Five Hundred Thousand Dollars ($20,500,000); and

                    (e) as determined on October 31, 1997, Twenty Five Million Dollars ($25,000,000); and

                    (f) as determined on the last day of each fiscal quarter after the 1997 fiscal year end, an amount equal to (1) Consolidated Tangible Net Worth as of the last day of the immediately preceding fiscal year, PLUS (2) ninety-five percent (95%) of Net Profit



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          After Tax earned on a cumulative fiscal year-to-date basis, PLUS (3)
          one hundred percent (100%) of the net proceeds from any equity securities issued after October 31, 1997.

               (dd) Section 8.16 of the Credit Agreement shall be amended to read as follows in its entirety:

               8.16 DEBT TO NET WORTH RATIO. The Borrower shall not permit (as of the end of each fiscal quarter indicated below) its Debt to Net Worth Ratio to be greater than the ratio set forth below with respect to such fiscal quarter end:

               Fiscal Quarter Ending                             Ratio
               ---------------------                             -----

               July 6, 1996                                      2.20:l.0

               November 2, 1996                                  5.20:1.0

               January 25, 1997                                  5.20:1.0

               April 19, 1997                                    4.70:1.0

               July 12, 1997                                     4.20:1.0

               October 31, 1997, through
               and including the fiscal
               quarter ending July 11, 1998                      3.75:1.0

               October 31, 1998, and each
               fiscal quarter thereafter                         3.50:l.0

               (ee) Section 8.17 of the Credit Agreement shall be amended to read as follows in its entirety:

               8.17 FIXED CHARGE COVERAGE RATIO. The Borrower shall maintain a Fixed Charge Coverage Ratio, calculated for the four (4) fiscal quarter period immediately preceding the last day of the fiscal quarter then ended, of not less than the ratio set forth below with respect to such fiscal quarter:

               Fiscal Quarter Ending                             Ratio
               ---------------------                             -----

               July 6, 1996, and each
               fiscal quarter thereafter
               through and including the
               fiscal quarter ending
               April 19, 1997                                    1.15:l.0

               July 12, 1997, and each
               fiscal quarter thereafter
               through and including the


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               fiscal quarter ending
               July 11, 1998                                     1.25:l.0

               October 31 1998, and each
               fiscal quarter thereafter                         1.35:1.0

               (ff) Section 8.18 of the Credit Agreement shall be amended to read as follows in its entirety:

               8.18 PROFITABILITY. The Borrower shall maintain Consolidated Net Income of not less than zero on a cumulative basis as of the end of the first, second and third quarters of each fiscal year, and not less than Nine Million Dollars ($9,000,000) for each fiscal year commencing with the fiscal year ending November 2, 1996. "CONSOLIDATED NET INCOME" means, as determined on the last day of any fiscal quarter, net after-tax income of Borrower and its consolidated Subsidiaries determined and computed in accordance with GAAP, excluding, however, gain(s) attributable to extraordinary items and including, however, loss(es) attributable to extraordinary items. It is provided, however, that Consolidated Net Income for the fiscal year ending November 2, 1996, shall not include the one-time deferred tax charge resulting from the Borrower's conversion from an S corporation to a C corporation during the 1996 fiscal year.

               (gg) Subsection 9.01(m) of the Credit Agreement shall be amended to read as follows in its entirety:

                    (m) OWNERSHIP. Any Person (other than W. Robert Stover or any trust or foundation established by or controlled by W. Robert Stover) acquires in excess of thirty percent (30%) of the issued and outstanding capital stock of the Borrower entitled to vote for the election of members of the Board of Directors of the Borrower, or the composition of the Board of Directors of the Borrower changes by more than thirty-three percent (33%) from the composition existing as of the Closing Date; or

          4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Agent and the Banks as follows:

               (a) Other than the Existing Defaults, no Event of Default has occurred and is continuing.

               (b) The execution, delivery and performance by the Borrower of this Waiver and Amendment have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Credit Agreement as amended by this Waiver and Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with its respective terms, without defense, counterclaim or offset.

               (c) Subject to the Existing Defaults, all representations and warranties of the Borrower contained in the Credit Agreement are true and correct.

               (d) The Borrower is entering into this Waiver and Amendment on the basis of its own investigation and for its own reasons, without reliance upon the Agent and the Banks or any other Person.

          5. EFFECTIVE DATE. This Waiver and Amendment will become effective as of September 30, 1996 (the "EFFECTIVE DATE"), PROVIDED that each of the following conditions precedent is satisfied:

               (a) The Agent has received from the Borrower and each of the Banks a duly executed original (or, if elected by the Agent, an executed facsimile copy) of this Waiver and Amendment, together with a duly executed Guarantor Acknowledgment and Consent in the form attached hereto (the "CONSENT").

               (b) All representations and warranties contained herein are true and correct as of the Effective Date.

               (c) The Borrower has paid to the Agent for the ratable account of the Banks, as determined by each Bank's Commitment Percentage, a term loan extension fee in the amount of Twenty Two Thousand Dollars ($22,000).

          6. RESERVATION OF RIGHTS. The Borrower acknowledges and agrees that neither the Agent's nor the Banks' forbearance in exercising their rights and remedies in connection with the Existing Defaults, nor the execution and delivery by the Agent and the Banks of this Waiver and Amendment, shall be deemed (i) to create a course of dealing or otherwise obligate the Agent or the Banks to forbear or execute similar waivers under the same or similar circumstances in the future, or (ii) to waive, relinquish or impair any right of the Agent or the Banks to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to the Existing Defaults.

          7.   MISCELLANEOUS.

               (a) Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein to such Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Waiver and Amendment. This Waiver and Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.

               (b) This Waiver and Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Waiver and Amendment.

               (c) This Waiver and Amendment shall be governed by and construed in accordance with the law of the State of California.

               (d) This Waiver and Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each of the parties hereto understands and agrees that this document (and any other document required herein) may be delivered by any party thereto either in the form of an executed original or an executed original sent by facsimile transmission to be followed promptly by mailing of a hard copy original, and that receipt by the Agent of a facsimile transmitted document purportedly bearing the signature of a Bank or the Borrower shall bind such Bank or the Borrower, respectively, with the same force and effect as the delivery of a hard copy original. Any failure by the Agent to receive the hard copy executed original of such document shall not diminish the binding effect of receipt of the facsimile transmitted executed original of such document of the party whose hard copy page was not received by the Agent.

               (e) This Waiver and Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Waiver and Amendment supersedes all prior drafts and communications with respect thereto. This Waiver and Amendment may not be amended except in accordance with the provisions of Section 11.01 of the Credit Agreement.

               (f) If any term or provision of this Waiver and Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Waiver and Amendment or the Credit Agreement, respectively.

               (g) The Borrower covenants to pay to or reimburse the Agent and the Banks, upon demand, for all costs and expenses (including allocated costs of in-house counsel) incurred in connection with the development, preparation, negotiation, execution and delivery of this Waiver and Amendment and the administration of the Existing Defaults, including without limitation appraisal, audit, search and filing fees incurred in connection therewith.


          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Waiver and Amendment as of the date first above written.


                                        WESTERN STAFF SERVICES, INC.


                                        By /s/ Paul A. Norberg
                                           ---------------------------------
                                           Paul A. Norberg
                                           Executive Vice President and
                                           Chief Financial Officer


                                        By /s/ Michael W. Ehresman
                                           ---------------------------------
                                           Michael W. Ehresman
                                           Vice President and Treasurer



                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as
                                        Agent


                                        By
                                           ---------------------------------
                                           Leandro Balidoy
                                           Vice President



                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION, as a
                                        Bank and as Issuing Bank


                                        By
                                           ---------------------------------
                                           Lori Mazzera.
                                           Vice President



                                        SANWA BANK CALIFORNIA, as a
                                        Bank and as Co-Agent


                                        By
                                           ---------------------------------
                                           Karen S. Fluegge
                                           Vice President

                                        COMERICA BANK-CALIFORNIA, as a
                                        Bank


                                        By
                                           ---------------------------------
                                           Lori S. Edwards
                                           First Vice President and
                                           Group Manager

                            GUARANTOR ACKNOWLEDGMENT
                                   AND CONSENT
                            ------------------------



          The undersigned, each a guarantor or third party pledgor with respect to the Borrower's obligations to the Agent and the Banks under the Credit Agreement, each hereby (i) acknowledges and consents to the execution, delivery and performance by Borrower of the foregoing Waiver and Second Amendment to Credit Agreement ("WAIVER AND AMENDMENT"), and (ii) reaffirms and agrees that the respective guaranty, third party pledge or security agreement to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Agent and the Banks in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim. (Capitalized terms used herein have the meanings specified in the Waiver and Amendment.)


                                        WESTERN STAFF SERVICES (USA), INC.


Dated: 12/6/96                          By /s/ Paul A. Norberg
                                           ---------------------------------
                                           Paul A. Norberg
                                           Executive Vice President and
                                           Chief Financial Officer


                                        By /s/ Michael W. Ehresman
                                           ---------------------------------
                                           Michael W. Ehresman
                                           Vice President and Treasurer


                                        WESTERN STAFF SERVICES (NY), INC.


Dated: 12/6/96                          By /s/ Paul A. Norberg
                                           ---------------------------------
                                           Paul A. Norberg
                                           Executive Vice President and
                                           Chief Financial Officer


                                        By /s/ Michael W. Ehresman
                                           ---------------------------------
                                           Michael W. Ehresman
                                           Vice President and Treasurer

                                        WESTERN TECHNICAL SERVICES, INC.


Dated: 12/6/96                          By /s/ Paul A. Norberg
                                           ---------------------------------
                                           Paul A. Norberg
                                           Executive Vice President and
                                           Chief Financial Officer


                                        By /s/ Michael W. Ehresman
                                           ---------------------------------
                                           Michael W. Ehresman
                                           Vice President and Treasurer


                                        MEDIAWORLD INTERNATIONAL


Dated: 12/6/96                          By /s/ Paul A. Norberg
                                           ---------------------------------
                                           Paul A. Norberg
                                           Executive Vice President and
                                           Chief Financial Officer


                                        By /s/ Michael W. Ehresman
                                           ---------------------------------
                                           Michael W. Ehresman
                                           Vice President and Treasurer


                                        WESTERN PERMANENT SERVICES AGENCY, INC.


Dated: 12/6/96                          By /s/ Paul A. Norberg
                                           ---------------------------------
                                           Paul A. Norberg
                                           Executive Vice President and
                                           Chief Financial Officer


                                        By /s/ Michael W. Ehresman
                                           ---------------------------------
                                           Michael W. Ehresman
                                           Vice President and Treasurer